FINANCING AGREEMENT

          AGREEMENT dated as of June 20, 2000, (the “Agreement”) between AXA Financial, Inc., a Delaware corporation (“AXA Financial”), and Alliance Capital Management L.P., a Delaware limited partnership (“Buyer”).

W I T N E S S E T H :

          WHEREAS, Buyer desires to issue to AXA Financial, and AXA Financial desires to purchase from Buyer, limited partnership interests of Buyer, each limited partnership interest representing one unit interest in Buyer (collectively, the “Buyer Units”), upon the terms hereinafter set forth below;

          WHEREAS, concurrently with the execution and delivery of this Agreement, Alliance Capital Management Holding L.P., a Delaware limited partnership ("Alliance Holding"), Buyer, Sanford C. Bernstein Inc, a Delaware corporation (the “Seller”) and Bernstein Technologies Inc., a California corporation (“BTI”), are entering into an Acquisition Agreement, dated the date hereof (the "Acquisition Agreement"), pursuant to which the parties thereto desire to effect the transactions described therein (the “Acquisition”);

          WHEREAS, Buyer desires to use the proceeds received from the sale of Buyer Units hereunder, among other things, to finance the cash portion of the Acquisition;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
ISSUE AND PURCHASE

          SECTION 1.01.  Issue and Purchase.  Pursuant to the terms of this Agreement, Buyer shall issue to AXA Financial, and AXA Financial shall purchase from Buyer, subject to the receipt by Buyer of the Assignment Determination required by Buyer’s constituent documents (the “Assignment Determination”), that number (rounded down to the nearest whole number ) of Buyer Units (the “Purchased Units”) equal to $1.6 billion (the “Purchase Price”) divided by the Per Unit Purchase Price.  The purchase price per Buyer Unit (the “Per Unit Purchase Price”) shall be determined in accordance with Section 4.02(e) of Buyer ’s Amended and Restated Agreement of Limited Partnership dated October 29, 1999.  The Purchase Price for the Purchased Units hereunder shall be paid on June 21, 2000 (the “Transfer Date”).  On the Transfer Date:

          (a)      AXA Financial shall deliver to Buyer (or as Buyer may direct) the Purchase Price in immediately available funds by wire transfer to an account of Buyer (or such other person as Buyer may direct) with a bank in New York City designated by Buyer, by notice to AXA Financial.

          (b)      Buyer shall deliver to AXA Financial certificates for the Purchased Units registered in AXA Financial’s name.

          SECTION 1.02.  Rights and Preferences of Buyer Units.  The Purchased Units issued by Buyer and purchased by AXA Financial hereunder shall have the same designation, preferences and relative participating, optional or other special rights, powers and duties as do existing limited partnership interests of Buyer.  AXA Financial acknowledges that any distributions on the Purchased Units with respect to the quarter ending on June 30, 2000 will be pro rata based on the portion of such quarter that the Purchased Units are outstanding.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to AXA Financial as of the date hereof and as of the Transfer Date that:

          SECTION 2.01.  Partnership Existence and Power.  Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

          SECTION 2.02.  Partnership Authorization.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within Buyer’s partnership powers and have been duly authorized by all necessary action on the part of Buyer.  Buyer has received all legal opinions, other than the Assignment Determination, required by its constituent documents in respect of the transactions contemplated hereby.  This Agreement constitutes a valid and binding agreement of Buyer.

          SECTION 2.03.  Governmental Authorization.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official other than as have been obtained or made or as will be timely made.

          SECTION 2.04.  Noncontravention.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not, upon receipt of the Assignment Determination, (i) violate the constituent documents of Buyer, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under, any provision of any agreement or other instrument binding upon Buyer.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF AXA FINANCIAL

          AXA Financial represents and warrants to Buyer as of the date hereof and as of the Transfer Date that:

          SECTION 3.01.  Corporate Existence and Power.  AXA Financial is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          SECTION 3.02.  Corporate Authorization.  The execution, delivery and performance by AXA Financial of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of AXA Financial and have been duly authorized by all necessary corporate action on the part of AXA Financial.  This Agreement constitutes a valid and binding agreement of AXA Financial.

          SECTION 3.03.  Governmental Authorization.  The execution, delivery and performance by AXA Financial of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental body, agency or official other than as have been obtained or made or as will be timely made.

          SECTION 3.04.  Noncontravention.  The execution, delivery and performance by AXA Financial of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the constituent documents of AXA Financial or any of its subsidiaries, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of AXA Financial or any of its subsidiaries or to a loss of any benefit to which AXA Financial or any of its subsidiaries is entitled under, any provision of any agreement or other instrument binding upon AXA Financial or any of its subsidiaries.

ARTICLE 4
MISCELLANEOUS

          SECTION 4.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given: (a) if to AXA Financial, to AXA Financial, Inc., 1290 Avenue of the Americas, New York, New York 10104, Attention: General Counsel, Fax: (212) 707-1935, with a copy to Debevoise & Plimpton, New York, New York 10022, Attention: Michael W. Blair, Fax: 212-909-6836; and (b) if to Buyer, to Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105, Attention: General Counsel, Fax: (212) 969-1334, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, 10017, Attention: Phillip R. Mills, Fax: (212) 450-4800.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

          SECTION 4.02.  Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 4.03.  Expenses.  Except as provided in the following sentence, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.  If Buyer receives any payment from Seller pursuant to Section 13.03 of the Acquisition Agreement or any other payment, reimbursement or settlement in connection with the termination of the Acquisition, Buyer shall reimburse AXA Financial on demand (by wire transfer of immediately available funds) for all reasonable out-of-pocket fees and expenses (including investment banking and legal fees and expenses) incurred in connection with this Agreement, the Acquisition Agreement and the transactions contemplated hereby and thereby; provided, however, that the aggregate amount payable by Buyer pursuant to this Section 4.03 shall not exceed $2.0 million.

          SECTION 4.04.   Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 4.05.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

          SECTION 4.06.  Jurisdiction.  Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.01 shall be deemed effective service of process on such party.

          SECTION 4.07.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 4.08.  Entire Agreement.  This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AXA FINANCIAL, INC.

By:	/s/ Stanley B. Tulin
Name: Stanley B. Tulin
Title: Vice Chairman and Chief Executive Officer

ALLIANCE CAPITAL MANAGEMENT L.P.

By:	Alliance Capital Management Corporation, its General Partner

By:	/s/ Bruce W. Calvert
Name: Bruce W. Calvert
Title: Vice Chairman and Chief Executive Officer

FINANCING AGREEMENT

dated as of

June 20, 2000

between

AXA FINANCIAL, INC. and

ALLIANCE CAPITAL MANAGEMENT L.P.

relating to the purchase and sale

of

Limited Partnership Interests

of

Alliance Capital Management L.P.

TABLE OF CONTENTS

ARTICLE 1
ISSUE AND PURCHASE

SECTION 1.01.  Issue and Purchase
SECTION 1.02.  Rights and Preferences of Buyer Units

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 2.01.  Partnership Existence and Power
SECTION 2.02.  Partnership Authorization
SECTION 2.03.  Governmental Authorization
SECTION 2.04.  Noncontravention

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF AXA FINANCIAL

SECTION 3.01.  Corporate Existence and Power
SECTION 3.02.  Corporate Authorization
SECTION 3.03.  Governmental Authorization
SECTION 3.04.  Noncontravention

ARTICLE 4
MISCELLANEOUS

SECTION 4.01.  Notices
SECTION 4.02.  Amendments and Waivers
SECTION 4.03.  Expenses
SECTION 4.04.  Successors and Assigns
SECTION 4.05.  Governing Law
SECTION 4.06.  Jurisdiction
SECTION 4.07.  WAIVER OF JURY TRIAL
SECTION 4.08.  Entire Agreement